UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2005

GOODRICH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	1-892	34-0252680
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

Four Coliseum Centre
2730 West Tyvola Road
Charlotte, North Carolina 28217
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (704) 423-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On May 25, 2005, Goodrich Corporation (the “Company”) entered into a new five-year unsecured committed syndicated revolving credit facility (the “New Credit Facility”) with a group of lenders named in the related agreement and Citibank, N.A., as agent for the lenders. The New Credit Facility permits borrowings up to a maximum of $500 million, including up to a maximum of $100 million in letters of credit. The New Credit Facility expires on May 25, 2010.

In connection with the New Credit Facility, on May 25, 2005 the Company terminated a three-year $500 million unsecured committed syndicated revolving credit facility (the “Old Credit Facility”) with a group of lenders named in the related agreement and Citibank N.A., as agent for the lenders. The Old Credit Facility otherwise would have expired in August 2006. At May 25, 2005, there were no borrowings and $20.0 million in letters of credit outstanding under the Old Credit Facility. The New Credit Facility provides that the letters of credit outstanding under the Old Credit Facility on such date shall constitute letters of credit under the New Credit Facility without the necessity of reissuance.

The lenders under the New Credit Facility and the Old Credit Facility and their affiliates have various relationships with the Company and its subsidiaries that generally arose in the ordinary course of business involving the provision of financial services, including cash management, foreign exchange, investment banking and trust services.

The Company’s ability to borrow under the New Credit Facility is conditioned upon the accuracy of its representations and warranties (excluding those relating to the absence of material adverse changes in the business, financial condition, results of operations or properties of the Company and certain subsidiaries taken as a whole) and the absence of events that constitute a default. The New Credit Facility permits the Company to borrow U.S. Dollars, Euros or Great Britain Pounds Sterling. Amounts outstanding under the New Credit Facility bear interest at rates that are (a) based on the prevailing interest rates for the borrowed currency or (b) quoted by the lenders in connection with competitive bidding, in each case as further described in the New Credit Facility. The Company is required to repay amounts outstanding under the New Credit Facility when the facility expires, and the Company may prepay such amounts in whole or in part from time to time prior to the expiration date of the New Credit Facility.

The New Credit Facility requires the Company to comply with customary covenants, including covenants that, among other things:

•	require the Company to maintain a specified amount of consolidated net worth and a specified leverage ratio; and

•	restrict the Company’s ability to encumber assets, merge or consolidate or transfer 50% or more of its consolidated assets to another person, subject to certain exceptions.

The New Credit Facility contains events of default customary for credit facilities of this type (with customary grace periods, as applicable), including events of default for:

•	the nonpayment of principal, interest or fees when due;

•	the material incorrectness of any representations and warranties when made;

•	the breach of certain covenants or agreements contained in the related agreement;

•	a payment default on any obligation for borrowed money in an aggregate principal amount of at least $30 million or any other default relating to any such obligation resulting in acceleration of the maturity of such obligation;

•	a bankruptcy or insolvency; and

•	the entry of a judgment or order for the payment of money in excess of $50 million that is not paid or stayed or adequately insured.

The New Credit Facility does not contain any credit rating downgrade triggers that would accelerate the maturity date of any amounts outstanding under the facility. However, a ratings downgrade may result in an increase in the interest rate and fees payable under the facility.

If any event of default occurs and is not cured within applicable grace periods or waived, all amounts outstanding under the New Credit Facility may be accelerated and the lenders’ commitments may be terminated. The entry of an order for relief with respect to any borrower under any bankruptcy law will result in the automatic termination of commitments and acceleration of outstanding amounts under the New Credit Facility. In addition, the Company is required to notify the lenders of a change in control, as defined in the New Credit Facility, and the lenders may thereafter require the Company to immediately repay all amounts then outstanding and terminate their commitments under such facility.

The New Credit Facility permits the Company to designate any wholly owned subsidiary of the Company as a borrower under such facility. The Company will guarantee the obligations of any such designated subsidiary under the New Credit Facility.

A copy of the New Credit Facility is filed as Exhibit 10.1 hereto.

Item 1.02. Termination of a Material Definitive Agreement.

The information required by this item is set forth in the first three paragraphs of Item 1.01, which is incorporated herein by reference. Copies of the Old Credit Facility and Amendment No. 1 thereto are filed as Exhibits 10.2 and 10.3 hereto.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by this item is set forth in Item 1.01, which is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)     Exhibits.

Exhibit 10.1	Five Year Credit Agreement dated as of May 25, 2005 among Goodrich Corporation, the lenders parties thereto and Citibank, N.A., as agent for such lenders.

Exhibit 10.2	Three Year Credit Agreement dated as of August 30, 2003 among Goodrich Corporation, the lenders parties thereto and Citibank, N.A., as paying agent for such lenders, filed as Exhibit 10.1 to Goodrich Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, is incorporated herein by reference.

Exhibit 10.3	Amendment No. 1 dated as of December 5, 2003 to the Three Year Credit Agreement dated as of August 20, 2003 among Goodrich Corporation, the lenders parties thereto and Citibank, N.A., as paying agent for such lenders, filed as
Exhibit 10(G) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, is incorporated herein by reference.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION (Registrant)

Date: June 1, 2005	By:	/s/ Kenneth L. Wagner

Kenneth L. Wagner Assistant Secretary

EXHIBIT INDEX

Exhibit 10.1	Five Year Credit Agreement dated as of May 25, 2005 among Goodrich Corporation, the lenders parties thereto and Citibank, N.A., as agent for such lenders.

Exhibit 10.2	Three Year Credit Agreement dated as of August 30, 2003 among Goodrich Corporation, the lenders parties thereto and Citibank, N.A., as paying agent for such lenders, filed as Exhibit 10.1 to Goodrich Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, is incorporated herein by reference.

Exhibit 10.3	Amendment No. 1 dated as of December 5, 2003 to the Three Year Credit Agreement dated as of August 20, 2003 among Goodrich Corporation, the lenders parties thereto and Citibank, N.A., as paying agent for such lenders, filed as
Exhibit 10(G) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, is incorporated herein by reference.